EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 2-75087, Registration Statement No. 33-19650 and Registration Statement No 33-58565 of Washington Scientific Industries, Inc. and subsidiaries on Form S-8 of our report dated October 13, 1995, appearing in this Annual Report on Form 10-K of Washington Scientific Industries, Inc. and subsidiaries for the year ended August 25, 1996.




DELOITTE & TOUCHE LLP
November 18, 1996
Minneapolis, Minnesota